Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-280509 and No. 333-283285 ) and Form S-8 (No. 333-172448, No. 333-222117, No. 333-235865, No. 333-268379, and No. 333-275601) of Contango Ore, Inc.(the “Company”), of our report dated March 15, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Houston, Texas

March 15, 2026